Exhibit 10.2


                           COLLATERAL TRUST AGREEMENT

      This irrevocable trust agreement (the "Collateral Trust Agreement") is entered into by and between Congoleum Corporation, a Delaware Corporation ("Congoleum"), Arthur J. Pergament, solely in his capacity as the Collateral Trustee hereunder (the "Collateral Trustee"), and Wilmington Trust Company, a Delaware banking corporation, solely in its capacity as Delaware Trustee hereunder ("Delaware Trustee") (the Collateral Trustee and Delaware Trustee are sometimes referred to herein as "Trustee" or collectively as the "Trustees") (Congoleum and the Trustees collectively, the "Parties").

                                    RECITALS

      WHEREAS, numerous individuals have asserted asbestos-related bodily injury claims against Congoleum (each an "Asbestos Claimant" and collectively, the "Asbestos Claimants"), each alleging exposure to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum otherwise may have legal liability (the "Asbestos Claims"), and it is anticipated that additional asbestos-related bodily injury claims will continue to be asserted against Congoleum (collectively, the "Asbestos Actions"); and

      WHEREAS, Congoleum and certain Asbestos Claimants, contemporaneously herewith, are executing a settlement agreement, titled Settlement Agreement Between Congoleum Corporation and Various Asbestos Claimants (the "Claimant Agreement"); and

      WHEREAS, Congoleum entered into settlement agreements prior to the Claimant Agreement to resolve certain Asbestos Claims, under which some or all of the consideration has yet to be paid (the "Pre-Existing Settlement Agreements"); and

      WHEREAS, Congoleum may enter into additional settlement agreements to resolve certain Asbestos Claims that are scheduled for trial prior to the commencement of an anticipated chapter 11 reorganization case for Congoleum in an aggregate amount not to exceed $15,000,000.00 (the "Trial-Listed Settlement Agreements"); and

      WHEREAS, Congoleum, contemporaneously herewith, is executing an agreement titled Security Agreement ("Security Agreement"), granting to the Collateral Trust (as defined below) a present and continuing security interest in certain insurance proceeds; and

      WHEREAS, Congoleum, to the extent permissible under applicable law, intends that the Collateral Trust be characterized as a Qualified Settlement Fund pursuant to Section 468B of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder ("QSF"); and

      WHEREAS, Congoleum has asked the Trustees to act as the Collateral Trustee and the Delaware Trustee, as applicable, and the Trustees have agreed to accept this appointment under the terms hereof; and

      WHEREAS, the Parties desire to enter into this Collateral Trust Agreement to confirm their agreements with respect to (i) the establishment, maintenance, investment and disbursement of the Trust Assets (as defined below); and (ii) certain other matters relating to the foregoing, as hereafter provided.

      NOW, THEREFORE, the Parties hereby agree as follows:

                                    AGREEMENT

I.    Establishment of THE Collateral Trust

      A. Creation and Name. The Parties hereby create a trust known as the "Congoleum Collateral Trust," which is the "Collateral Trust" provided for and referred to in the Claimant Agreement. The Collateral Trustee may transact the business and affairs of the Collateral Trust in the name "Congoleum Collateral Trust."


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

      B. Purpose. The purpose of the Collateral Trust is: (i) to hold security interests in the Collateral (as defined in the Security Agreement); (ii) to receive Insurance Proceeds (as defined in the Security Agreement); and (3) to pay amounts owed by Congoleum to various parties to Pre-Existing Settlement Agreements, Trial-Listed Settlement Agreements, and Claimant Agreement, and otherwise to meet the purposes and requirements stated in those agreements.

II.   Payment of Claims and Collateral Trust Administration

      A. Qualified Claims. Subject to the terms and conditions herein and in the Claimant Agreement, the following persons and entities shall be entitled to receive payment from the Collateral Trust in the following amounts:

            1. An Asbestos Claimant as to which Congoleum notifies the Collateral Trustee in writing that such Asbestos Claimant who entered into a Pre-Existing Settlement Agreement or a Trial-Listed Settlement Agreement with Congoleum has satisfied the requirements to qualify for payment under the terms of the applicable Pre-Existing Settlement Agreement or Trial-Listed Settlement Agreement (an Asbestos Claimant who has qualified under either a Pre-Existing Settlement Agreement or a Trial-Listed Settlement Agreement shall be referred to herein as a "Qualified First Priority Claimant"). Such Qualified First Priority Claimant shall be paid the applicable amount specified in the notice of satisfaction of the requirements for payment provided by Congoleum to the Trustee (the "First Priority Settlement Amount"). First Priority Settlement Amounts shall be paid in the order in which such Asbestos Claimants become Qualified First Priority Claimants. Each Qualified First Priority Claimant's First Priority Settlement Amount shall be fully secured, and shall be reduced by the amount of all payments received by the Qualified First Priority Claimant from Congoleum, the Collateral Trust, or any successor trust.


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

            2. An Asbestos Claimant as to which the Claims Reviewer (as defined below) notifies the Trustee in writing that an Asbestos Claimant has satisfied the requirements to qualify as a Participating Asbestos Claimant (as defined in the Claimant Agreement). Such Participating Asbestos Claimant shall have a secured claim (the "Asbestos Claimant's Secured Claim") equal to seventy-five percent (75%) of the Participating Asbestos Claimant's Settlement Amount (as defined in the Claimant Agreement). Each Asbestos Claimant's Secured Claim shall be reduced by the amount of all payments received by the Participating Asbestos Claimant from the Collateral Trust or any successor trust.

            3. A claims-handling entity ("Claims Reviewer") as designated by Congoleum with the consent of Claimants' Counsel (as defined in the Claimant Agreement) shall be paid its fees and costs as agreed (the "Claims Handling Fee"). Congoleum shall be reimbursed by the Collateral Trust for all or part of the Claims Handling Fee paid by Congoleum.

      B. Payment of Qualified Claims. The Collateral Trustee shall make payments from the Trust Assets (as defined below) from time to time to the extent that the Collateral Trustee believes it is prudent in light of the funds available for distribution, the requirements of II.B.6 and II.F. below, and other factors, as follows:

            1. The Collateral Trustee shall pay the Settlement Amounts owed to the Qualified First Priority Claimants in the order in which the Qualified First Priority Claimants become Qualified First Priority Claimants based upon notice from Congoleum.


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

            2. Following the payment in full of the Qualified First Priority Claimants, the Collateral Trustee shall pay to the Claims Reviewer and/ or reimburse Congoleum for the Claims Handling Fee that has been paid by Congoleum to the Claims Reviewer.

            3. Following the payment in full of the Claims Handling Fee, the Collateral Trustee shall pay subsequent distributions up to $200 million in total distributions to Participating Asbestos Claimants on a pro-rata basis in accordance with Section II.C in an amount not to exceed each Participating Asbestos Claimants' Secured Claim.

            4. Following the payment of distributions aggregating $200 million to participating Asbestos Claimants, the Collateral Trustee shall pay all subsequent distributions as follows:

                  a. Fifty percent (50%) to Participating Asbestos Claimants on a pro-rata basis in accordance with Section II.C in an amount not to exceed each Participating Asbestos Claimants' Secured Claim; and

                  b. The remainder to a reserve account, which the Collateral Trustee shall maintain and hold until it is distributed pursuant to Section II.B.5 (the "Reserve").

            5. Upon or as soon as practicable after the establishment by Congoleum of a trust qualified as a QSF pursuant to a confirmed plan of reorganization in a case commenced by Congoleum as a debtor under chapter 11 of title 11 U.S.C., that preserves the rights of the beneficiaries hereunder and provides for the transfer of the Trust Assets, including the Reserve to a plan trust (the "Plan Trust"), the Collateral Trustee shall release the security interests granted by the Security Agreement and pay any remaining Trust Assets to the Plan Trust in accordance with the plan of reorganization. If no Plan Trust is established on or before the later of (a) three (3) years from the date of this Collateral Trust Agreement or
      (b) such time as all Participating Asbestos Claimants' Secured Claims are paid in full, the Collateral Trustee transfer any remaining Trust Assets, including the Reserve, to Congoleum.


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

            6. Notwithstanding anything in this Collateral Trust Agreement to the contrary, from time to time the Collateral Trustee shall deduct from the Trust Assets and shall pay (a) such amounts as are reasonably necessary to pay Administrative Expenses (as defined below), and (b) any and all attorneys' fees or other professional fees, and related expenses and disbursements, incurred by or on behalf of Congoleum or any Congoleum successor in connection with the pursuit by Congoleum or any Congoleum successor of Congoleum's insurance coverage.

      C. Pro-Rata Distributions to Participating Asbestos Claimants. All distributions from the Collateral Trust to Participating Asbestos Claimants shall be allocated to individual Participating Asbestos Claimants by multiplying the aggregate amount of the distribution to be made by a fraction, the numerator of which is the unpaid amount of the Participating Asbestos Claimant's Secured Claim and the denominator of which is the total of all remaining unpaid Participating Asbestos Claimants' Secured Claims.

      D. Trust Assets.

            1. In furtherance of the purposes of the Collateral Trust, the Collateral Trustee, on behalf of the Collateral Trust, shall receive and accept from Congoleum, or directly from Congoleum's liability insurers, Insurance Proceeds and other assets, if any, as designated in the Claimant Agreement (the "Trust Assets"). To the extent that the Collateral Trustee receives payments or other assets that are not properly Trust Assets, the Collateral Trustee shall promptly thereafter notify Congoleum and shall remit such payments or forward such assets to or as directed by Congoleum no later than five (5) business days after the receipt of such payments or assets. Interest and other investment income accrued on the Trust Assets shall become part of the Trust Assets.


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

            2. So long as the Collateral Trust exists, the Collateral Trustee shall, from time to time, invest and reinvest the Trust Assets in accordance with the investment guidelines attached hereto as Appendix A (the "Investment Guidelines"). The Collateral Trustee shall have the right to liquidate any investment held, in order to provide funds necessary to make distributions of the Trust Assets pursuant to this Collateral Trust Agreement. Absent gross negligence or willful misappropriation, the Collateral Trustee shall not have any liability for any loss sustained as a result of any investment made pursuant to this Collateral Trust Agreement or as a result of any liquidation of any investment prior to its maturity. The Collateral Trustee shall have the power to exercise all rights with respect to the Collateral Trust's investments consistent with the Collateral Trustee's fiduciary duties to the Collateral Trust and in accordance with the Investment Guidelines.

      E. Grant of Security Interest.

            1. Subject to the Claimant Agreement and the Security Agreement, the Collateral Trust shall have security interests in the Collateral (as defined in the Claimant Agreement and the Security Agreement). The Collateral Trustee shall have the power and authority to enforce the Collateral Trust's interest in the Collateral in accordance with the Collateral Trust Agreement, the Security Agreement, the Claimant Agreement, and applicable law.

            2. Within ten (10) days following Congoleum's grant of the security interest, the Collateral Trustee shall take any and all actions that are necessary to establish and protect the security interest in the Collateral, including the filing of one or more UCC-1 financing statements. Congoleum agrees to execute and deliver promptly such financing statements and other documents, and do such other things, as the Collateral Trustee shall reasonably request, to effectuate the Collateral Trustee's actions hereunder, within three (3) business days of the Execution Date.

      F. Administrative Expenses.

            1. The Collateral Trustee shall have the power to appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing, forecasting and other professionals, service providers or consultants as the business of the Collateral Trust reasonably requires, and to delegate to such persons such powers and authorities as the fiduciary duties of the Collateral Trustee permits and as the Collateral Trustee deems necessary in order to carry out the terms of this Collateral Trust Agreement. The Collateral Trustee shall serve copies of statements and invoices for fees and expenses of the Collateral Trustee, prior to the payment of any such statements or invoices, upon the parties listed (the "Notice Parties"), and in the manner set out, in
      Section IV.F. Such statements or invoices may be paid by the Collateral Trustee unless, within ten (10) days after such service, any of the Notice Parties serves upon the Collateral Trustee and the other Notice Parties its objection to payment of all or part of such statement or invoice. The portion(s) of any statement or invoice with respect to which an objection is served may not be paid until the objection thereto is settled or is resolved in accordance with Section IV.L of this Collateral Trust Agreement.


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

            2. The Collateral Trustee shall periodically estimate the funds that shall be necessary to pay administrative expenses incurred or expected to be incurred pursuant to the execution of the Collateral Trustee's duties ("Administrative Expenses"). Such Administrative Expenses shall include, without limitation, reasonable compensation of the Trustees and any and all Collateral Trust employees, payment of the reasonable fees of all professionals and consultants reasonably engaged by the Collateral Trust, and the reasonable expenses of operating and administering the Collateral Trust. Pursuant to Section II.B.6 of this Collateral Trust Agreement, the Collateral Trustee shall, from time to time, set aside from the Trust Assets amounts sufficient to pay the estimated Administrative Expenses ("Administrative Funds") and shall not use Administrative Funds for any other purpose, except as otherwise required by this Collateral Trust Agreement. In the event that the Administrative Funds are insufficient to pay all Administrative Expenses in full, the Collateral Trustee shall pay any unpaid Administrative Expenses from Trust Assets.

III.  The TrusteeS

            A. Appointment of the Trustees.

            1. There shall be one (1) Collateral Trustee. The initial Collateral Trustee shall be Arthur J. Pergament.

            2. So long as required by the Delaware Act, there shall be one (1) Delaware Trustee who or which shall be (i) a natural person who is a resident of the State of Delaware or (ii) if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. The initial Delaware Trustee shall be Wilmington Trust Company.

            3. In the event of a vacancy in the position of either Trustee pursuant to Section III.B hereto or otherwise, the vacancy shall be filled by agreement of Congoleum and Claimants' Counsel or by order of a court of competent jurisdiction. Immediately upon the appointment of such a successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee shall be vested in, and undertaken by, the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor Trustee.

      B. Term of Service.

            1. Each Trustee shall serve until the earlier of (a) his or her resignation pursuant to Section III.B.2 hereto, (b) his or her removal pursuant to Section III.B.3 hereto, or (c) the termination of the Collateral Trust pursuant to Section IV.C hereto.

            2. Each Trustee may resign at any time by written notice to Congoleum and the Claimants' Counsel. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, absent the written consent of Congoleum to an earlier date.

            3. Each Trustee may be removed with or without cause at any time by written notice signed by Congoleum and Claimants' Counsel. Upon any such removal, such removed Trustee shall be entitled to any reimbursement and indemnification set forth in this Collateral Trust Agreement which remains due and owing at the time of such removal. Such removal shall be effective when a successor Trustee is appointed pursuant to Section III.A.3 above and the successor Trustee has accepted the appointment in writing.

      C. Duties and Powers of the Collateral Trustee. The Collateral Trustee is and shall act as a fiduciary to the Collateral Trust in accordance with the provisions of this Collateral Trust Agreement. The Collateral Trustee at all times shall administer the Collateral Trust and the Trust Assets to provide reasonable assurance that the Collateral Trust shall be in a financial position to maximize payment of all Qualified Claims. Subject to the limitations set forth in this Collateral Trust Agreement, the Collateral Trustee shall have the power to take any and all reasonable actions that, in the Collateral Trustee's judgment, are necessary or proper to fulfill the purposes of the Collateral Trust, including, without limitation, each power expressly granted in this Collateral Trust Agreement and any power reasonably incidental thereto.

      D. Liability of the Trustees. Each Trustee shall not be liable to the Collateral Trust, to any Asbestos Claimant, or to any other person except for such Trustee's own breach of trust committed in bad faith, or for gross negligence or willful misappropriation.

      E. Tax Duties of the Collateral Trustee. The Collateral Trustee shall cause a Federal Employer Identification Number ("FEIN") for the Collateral Trust to be obtained and shall cause the annual income tax returns to be filed on the basis of a December 31 year end. The Collateral Trustee shall take all steps necessary to ensure that all tax obligations of the Collateral Trust are satisfied and all tax obligations imposed upon the Collateral Trust are paid. To the extent necessary to satisfy this objective, the Collateral Trustee is hereby authorized, among other things, to (i) obtain a tax identification number for the Collateral Trust, (ii) communicate with the Internal Revenue Service and


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

state and local taxing authorities on behalf of the Collateral Trust, (iii) make payment of taxes on behalf of the Collateral Trust (which taxes will be paid out of the Trust Assets), (iv) file all applicable tax returns for the Collateral Trust to the extent permissible under applicable law, and (v) withhold taxes on payments made pursuant to this Collateral Trust Agreement as required by applicable law. To the extent permissible under applicable law, the Collateral Trustee shall jointly with Congoleum prepare and file a "relation-back election" under Treasury Regulation ss. 1.468B-1(j)(2)(ii), and shall otherwise cooperate with Congoleum in its efforts to cause the Collateral Trust to qualify as a QSF for federal income tax purposes.

      F. Compensation and Expenses of the Collateral Trustee. The Collateral Trustee shall receive compensation from the Collateral Trust for his or her service as Collateral Trustee in the amount of $195.00 per hour devoted to Collateral Trust business. The hourly rate of compensation payable to the Collateral Trustee hereunder shall be subject to adjustment periodically, with the consent of Claimants' Counsel (as defined in the Claimant Agreement) and Congoleum. The Collateral Trust shall reimburse the Collateral Trustee for all reasonable out-of-pocket costs and expenses incurred by the Collateral Trustee in connection with the performance of his or her duties hereunder.

      G. Reporting Duties of the Collateral Trustee. The Collateral Trustee shall submit to Congoleum and to Claimants' Counsel periodic reports as such parties shall reasonably request. Congoleum or Claimants' Counsel shall have the right to conduct from time to time a financial audit of the Collateral Trust at such party's own expense.

      H. Power to Act on Behalf of the Collateral Trust. The Collateral Trustee shall have the power to act on behalf of the Collateral Trust, including, without limitation, the power to:


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

            1. initiate any judicial, administrative, arbitrative or other proceeding only with the consent of Claimant's Counsel, as representatives of the beneficiaries of the Trust, provided that if Claimant's Counsel withholds such consent, the Collateral Trustee may seek such consent from a court of competent jurisdiction;

            2. be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding;

            3. execute and deliver such instruments as the Collateral Trustee considers proper in administering the Collateral Trust; and

            4. enter into such arrangements with third parties as is deemed by the Collateral Trustee to be necessary in carrying out the purposes of the Collateral Trust, provided such arrangements do not conflict with any other provision of this Collateral Trust Agreement or the Claimant Agreement.

      I. Delaware Trustee. Notwithstanding any other provision of this Collateral Trust Agreement, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties or responsibilities of the Collateral Trustee described in this Collateral Trust Agreement. The Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act").

      J. Compensation and Expenses of the Delaware Trustee. The Delaware Trustee shall receive compensation from the Trust for its service as Delaware Trustee at the rates detailed in a mutually acceptable fee agreement. The fee agreement may be modified with the prior written consent of the Claimants' Counsel and Congoleum. The Trust shall reimburse the Delaware Trustee as a part of the


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

Administrative Expenses for all reasonable out-of-pocket costs and expenses incurred by the Delaware Trustee in connection with the performance of its duties hereunder, at the rates detailed in the fee agreement. To the extent that Congoleum pays any fees or costs to the Delaware Trustee on behalf of the Trust, the Trust shall promptly reimburse Congoleum for the fees and costs so paid as monies are available in the Trust.

IV.   GENERAL PROVISIONS

      A. Irrevocability. The Collateral Trust is irrevocable.

      B. Effective Date. This Collateral Trust Agreement shall be effective on the date on which both Parties have signed and delivered the Collateral Trust Agreement.

      C. Termination. The Collateral Trust shall terminate upon the earliest of:
(i) the payment in full of all of the Participating Asbestos Claimant's Secured Claims and the distribution of all Trust Assets pursuant to the terms of this Collateral Trust Agreement; (ii) the distribution of all Trust Assets pursuant to the terms of this Collateral Trust Agreement and the Trustee's determination that no further steps to recover any assets subject to the Security Interest are commercially reasonable; (iii) the transfer of the Trust Assets to the Plan Trust pursuant to the terms of this Collateral Trust Agreement; or (iv) the payment of the Trust Assets to Congoleum pursuant to the terms of Section II.B.5.

      D. Amendments. The Trustee, with the unanimous consent of Congoleum and Claimants' Counsel, may modify and amend this Collateral Trust Agreement. Any modification made pursuant to this Section IV.D must be made in writing.


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

      E. Incorporation by Reference. All terms and conditions contained in the Claimant Agreement shall be incorporated in this Agreement by reference. Capitalized terms not otherwise defined herein shall have the meanings accorded to them in the Claimant Agreement.

      F. Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes (if mailed) three (3) calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one (1) business day after being delivered to such courier, or (if delivered in person or via facsimile with faxed confirmation) the same day as delivery if delivered on a business day before 4:30 p.m. EST or EDT (as applicable) or if not so delivered, on the next succeeding business day, except with respect to notices issued to the Collateral Trustee, such notices shall be deemed received on the date actually received by the Collateral Trustee. Notice to the Claimants' Counsel shall be deemed notice to each Asbestos Claimant. Notices shall be addressed as follows:

Congoleum:

Roger Marcus
Congoleum Corporation
3500 Quakerbridge Road
P.O. Box 3127
Mercerville, New Jersey  08616
(609) 584-3000 - Telephone No.
(609) 584-3655 - Facsimile No.

With copies to:

Bette Orr, Esq.
Gilbert, Heintz & Randolph. LLP
1100 New York Avenue
7th Floor
Washington, DC 20005
(202) 772-2200 - Telephone No.
(202) 772-3333 - Facsimile No.

Norman L. Pernick, Esq.
Saul Ewing LLP
222 Delaware Avenue
Suite 1200
Wilmington, DE 19899
(302) 421-6800 - Telephone No.
(302) 421-6813 - Facsimile No.

Mark Chehi, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
(302) 651-3000 - Telephone No.
(302) 651-3001 - Facsimile No.

Collateral Trustee:

Arthur Pergament
Pergament Advisors
950 Third Avenue, 3rd Floor
New York, NY  10022
(212) 754-7913
(212) 994-6229

Delaware Trustee:

James J. McGinley
Vice President and Sales Manager
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890

Claimants' Counsel:

Perry Weitz, Esq.
Weitz & Luxenberg
180 Maiden Lane
New York, NY  10038
(212) 558-5500 - Telephone No.
(212) 344-5461 - Facsimile No.

Joseph F. Rice, Esq.
28 Bridgeside Boulevard
P.O. Box 1792
Mt. Pleasant, SC  29464
(843) 216-9000 - Telephone No.
(843) 216-9290 - Facsimile No.

      G. Successors and Assigns. This Collateral Trust Agreement shall be binding upon the Parties and their respective successors and assigns.

      H. Entire Agreement. This Collateral Trust Agreement contains the complete and entire understanding of the Parties with respect to the subject matter hereof, and no changes shall be recognized as valid unless they are made in writing and signed by the parties as required by Section IV.D hereto.

      I. Headings. The headings used in this Collateral Trust Agreement are included for convenience only and neither constitute a portion of this Collateral Trust Agreement nor in any manner affect the construction of the provisions of this Collateral Trust Agreement.

      J. Invalidity; Illegality. The invalidity, illegality, or unenforceability of any provision of this Collateral Trust Agreement pursuant to a judicial or tribunal decree shall not affect the validity or enforceability of any other provision of this Collateral Trust Agreement, all of which shall remain in full force and effect.

      K. Governing Law. The Collateral Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance; provided, however, that there shall not be applicable to the Collateral Trust, the Trustees or this Collateral Trust Agreement, any provisions of the laws (statutory or common) of the State of Delaware, other than the Delaware Act, pertaining to trusts that relate to or regulate, in a manner inconsistent with the terms hereof (i) the filing with any court or governmental body or agency of trustee accounts or schedule of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition holding or disposition of real personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income and principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or
(vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees.

      L. Dispute Resolution. Any dispute arising out of or relating to this contract including the breach, termination or validity thereof shall be settled by arbitration in accordance with the CPR Rules for Non-Administered Arbitration in effect on the date of this Collateral Trust Agreement, by a sole arbitrator who shall be drawn from the CPR judicial list of distinguished neutrals. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Wilmington, Delaware. The arbitrator is not empowered to award damages in excess of compensatory damages and each party expressly waives and foregoes any right to punitive, exemplary or similar damages unless a statute requires that compensatory damages be increased in specified manner. The statute of limitations of the State of Delaware applicable to the commencement of a lawsuit shall apply to the commencement of arbitration hereunder.


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

      M. Counterparts. This Collateral Trust Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Agreement.

      IN WITNESS WHEREOF, the parties have caused this Collateral Trust Agreement to be duly executed this 10th day of April 2003

                                    CONGOLEUM CORPORATION

                                    By /s/ Howard N. Feist III
                                       ----------------------------

                                    Title  CFO
                                          -------------------------

                                    COLLATERAL TRUSTEE

                                    By
                                       ----------------------------
                                           Arthur J. Pergament


                                    DELAWARE TRUSTEE

                                    By
                                       ----------------------------
                                           James J. McGinley
                                           Vice President and Sales Manager
                                           Wilmington Trust Company


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

      M. Counterparts. This Collateral Trust Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Agreement.

      IN WITNESS WHEREOF, the parties have caused this Collateral Trust Agreement to be duly executed this 11th day of April 2003

                                    CONGOLEUM CORPORATION

                                    By
                                       ----------------------------

                                    Title
                                          -------------------------


                                    COLLATERAL TRUSTEE

                                    By /s/ Arthur J. Pergament
                                       ----------------------------
                                           Arthur J. Pergament


                                    DELAWARE TRUSTEE

                                    By
                                       ----------------------------
                                           James J. McGinley
                                           Vice President and Sales Manager
                                           Wilmington Trust Company

      M. Counterparts. This Collateral Trust Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Agreement.

      IN WITNESS WHEREOF, the parties have caused this Collateral Trust Agreement to be duly executed this 16th day of April 2003

                                    CONGOLEUM CORPORATION

                                    By
                                       ----------------------------

                                    Title
                                          -------------------------


                                    COLLATERAL TRUSTEE

                                    By
                                       ----------------------------
                                           Arthur J. Pergament


                                    DELAWARE TRUSTEE

                                    By /s/ JRH
                                       ----------------------------
                                           James J. McGinley
                                           Vice President and Sales Manager
                                           Wilmington Trust Company


                                       19